PURCHASE AGREEMENT

THIS AGREEMENT made effective as of the 13th day of September, 2003.

BETWEEN:

MONGOL GAZAR CO., LTD., a Mongolian company

("Mongol Gazar")

OF THE FIRST PART

MGP LLC, a Mongolian company

("MGP")

OF THE SECOND PART

AND:

ENTRÉE GOLD INC., British Columbia company

("Entrée Gold")

OF THE THIRD PART

AND:

ENTRÉE LLC, a Mongolian company

("Entrée LLC")

OF THE FOURTH PART

WHEREAS:

A. Pursuant to the Shivee/Tolgoi Option Agreement between Mongol Gazar and Entrée Gold dated effective July 25, 2002 (the "Option Agreement"), Mongol Gazar granted Entrée Gold an option to acquire an interest in the Shivee/Tolgoi Property (the "Shivee Tolgoi Property") as more particularly described in Schedule "A" attached hereto;

B. By transfers dated June 17, 2002, Mongol Gazar transferred title to the Shivee Tolgoi Property to Bayaraam LLC ("Bayaraam"), a Mongolian affiliate of Mongol Gazar;

C. Effective July 25, 2002, Entrée Gold assigned its interest in the Option Agreement and its right to acquire an interest in the Shivee Tolgoi Property to Entrée LLC;

D. By subsequent transfers dated July 30, 2002, title to Property was transferred by Bayaraam to MGP, which is also an affiliate of Mongol Gazar. The registered shareholders of MGP hold their shares in MGP as bare trustees for Mongol Gazar, Entrée Gold and Entrée LLC under the terms of a Trust Deed and Acknowledgement made effective July 30, 2002 (the "Old Trust Deed"). MGP will transfer and otherwise deal with its interest in the Shivee Tolgoi Property in accordance with the terms of the Option Agreement;

E. Pursuant to a loan agreement No.383L/0606-03 between Credittrust Bank (the "Bank") and Mongol Gazar dated 6th July 2003 (the "Loan Agreement"), Mongol Gazar has borrowed US$1,000,000 from the Bank and has purported to pledge Licence No. 3148X ("Licence 3148X"), which is one of the Licences constituting the Shivee Tolgoi Property, as security for such loan;

F. Mongol Gazar has also entered into a document entitled "Sale and Purchase of "Shivee Tolgoi" License No. 3148X Contract With Condition to Repurchase Property" dated 7th July 2003 (the "Sale and Repurchase Agreement"), pusuant to which Mongol Gazar purported to transfer Licence 3148X to Trust Leasing LLC with a right to repurchase it for US$550,000 (the "Right to Repurchase"), which right cannot be exercised until after 28th October 2003; and

G. Mongol Gazar and MGP wish to sell and Entrée LLC and Entrée Gold wish to purchase the Shivee Tolgoi Property and the Kharmatgai Property (collectively, the "Property"), being all of those properties described in Schedule "A" hereto, on the terms hereinafter provided and the parties wish to terminate the Option Agreement accordingly;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained the parties hereto covenant, agree, represent and promise each with the other as follows:

1. Agreement to Sell and Buy

1.1 Mongol Gazar agrees to sell to Entrée LLC, and Entrée LLC agrees to purchase from Mongol Gazar a one hundred percent (100%) interest in and to the Property free and clear of all liens, charges, encumbrances and royalties, subject to the terms and conditions of this Agreement.

2. Purchase Price

2.1 In consideration of and for the sale of the Property to Entrée LLC, Entrée Gold and Entrée LLC jointly agree to pay to Mongol Gazar a cash payment of five million five hundred thousand dollars of lawful currency of the United States of America (US$5,500,000, the Purchase Price), subject to the terms and conditions of this Agreement.

2.2 The Purchase Price will be paid as follows:

(a) From the Purchase Price, a sum sufficient to pay all liabilities of Mongol Gazar under the Loan Agreement and to exercise the Right of Repurchase under the Sale and Repurchase Agreement may, at the sole discretion of Entrée Gold, be paid directly to the Bank by Entrée Gold. In addition, if Mongol Gazar's or MGP's title to the Property is now or at any time hereafter deficient, defective or encumbered in any way, then, without limiting Entrée LLC's rights and remedies provided hereunder or by law, such deficiency, defect or encumbrance may be remedied or removed by Entrée LLC in which event the cost and related expenses thereof be deducted from the Purchase Price; and

(b) The Purchase Price, after adjustment in accordance with this Agreement, (the "Net Purchase Price") shall be paid by bank transfer either directly to Mongol Gazar or to its written direction in accordance with section 5.1 below.

2.3 On the Payment Date (as defined below), Entrée LLC shall have purchased a one hundred percent (100%) interest in and to the Property free and clear of all liens, charges, encumbrances and royalties whatsoever.

2.4 Until the Payment Date, any monies advanced from time to time by Entrée Gold to, or on behalf of Mongol Gazar pursuant to this Agreement, including paragraph 2.2, above, will constitute a loan (the "Loan") to Mongol Gazar, and the Property will stand as security for the repayment of the Loan and Mongol Gazar will execute and deliver to Entrée Gold at the time of signing of this Agreement such documentation as Entrée Gold's Mongolian counsel Zata, Attorneys-at-Law, of Ulannbaatar, Mongolia ("Zata") may deem necessary to register Entrée Gold's security interest against the Property.

2.5 Mongol Gazar will repay the Loan in full, on demand by Entrée Gold, provided that Entrée Gold may not make demand prior to November 15, 2003, unless Mongol Gazar breaches this Agreement prior to that date.

2.6 On the Payment Date (as defined below), the Loan will be deemed to have been repaid by Mongol Gazar and the Purchase Price to be paid to Mongol Gazar will be reduced by that amount.

3. Entrée Shares

3.1 In addition to the above, Entrée Gold agrees to issue to Mongol Gazar five million (5,000,000) common shares of Entrée Gold (the "Shares"), subject to the terms and conditions of this Agreement, provided that:

3.1.1 no shares shall be issued to Mongol Gazar which would result In Mongol Gazar holding that number of common shares of Entrée Gold that represents more than 20% of the then issued and outstanding share capital; and

3.1.2 Mongol Gazar will not exercise any warrants, options or other rights to acquire common shares which would result in Mongol Gazar holding that number of common shares of Entrée Gold that represents more than 20% of the then issued and outstanding share capital, until such time as Entrée Gold has obtained shareholder approval for the transaction and the creation of a new control person.

3.2 On or before ft Payment Date (as defined below), Entrée Gold shall issue that number of the Shares to Mongol Gazar that, together with shares of Entrée Gold that are held by Mongol

Gazar directly or indirectly or over which Mongol Gazar exercises control or direction, are equal to 19.9% of the issued shares of Entrée Gold subsequent to such issuance. The remaining Shares, if any, shall be Issued to Mongol Gazar within seven business days of Entrée Gold receiving written notification from Mongol Gazar that the Issuance of such Shares will not result in Mongol Gazar said holding being greater than 19.9%.

3.3 Mongol Gazar acknowledges that any Shares issued to it pursuant to this Agreement shall be subject to a minimum four month re-sale restriction imposed by Canadian securities laws and by the TSX Venture Exchange.

3.4 Entrée Gold hereby agrees that by the 30th November 2004 should the sale, of the five million shares not realize funds of five million US dollars, then Entrée Gold will pay Mongol Gazar the net difference.

4. Completion and Option Agreement

4.1 This Agreement Is entirely dependent upon Entrée LLC's complete satisfaction and at Entrée's sole discretion with the legitimacy of the Licences to the Property and the transfer of those Licences into the name of Entrée LLC. Should this process not be to Entrée's sole satisfaction then this Agreement shall be void and the existing Option Agreement will remain in force.

4.2 Effective on the Payment Date, this Agreement shall represent the entire agreement between the parties with respect to the Property and shall replace any and all prior agreements, either written, oral or Implied, between the parties or any of them, and notwithstanding the generality of the foregoing, shall terminate the Option Agreement and the Old Trust Deed on the Payment Date.

4.3 Mongol Gazar acknowledges that Entrée Gold and Entrée LLC have fulfilled all of their obligations under the Option Agreement to the date of this Agreement and have not been and are not in default there under.

5. Title and the Payment Date

5.1 At the time of signing of this Agreement, Mongol Gazar shall execute and deliver into trust to be held by Zata all such transfer documentation as Zata may determine to be necessary for the purposes of effecting the registration of transfer of the Property into Entrée Gold's name.

5.2 The Net Purchase Price shall be paid within fifteen business days of the date when Zata, provide written confirmation to Entrée Gold and Entrée LLC that title to the licences constituting the Property has been registered in the name of Entrée LLC and that such licences have been verified by the Cadastre, and, in the opinion of Zata, are valid and subsisting licenses free of all liens, charges and encumbrances.

5.2 The date the Purchase Price is paid to Mongol Gazar is referred to as the "Payment Date".

6. Representations and Warranties

6.1 Mongol Gazar and MGP jointly and severally represent and warrant to Entrée LLC and Entrée Gold that:

(a) save and except for the rights of the Bank under the Loan Agreement and the Sale and Repurchase Agreement, MGP owns and possesses and has good and marketable title to the Property free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever and, without limiting the generality of the foregoing, neither Mongol Gazar nor MGP has entered into and there are not any agreements or options (other than the Option Agreement) to grant or convey any interest in the Property or to pay any royalties with respect to the Property;

(b) Mongol Gazer is the registered and beneficial owner of all of the issues and outstanding shares of MGP, and MGP holds title to the Property (other than Licence No. 3148X. which is held by the Bank under the Loan Agreement and the Sale and Repurchase Agreement) in trust for the parties in accordance with the provisions of the Option Agreement;

(c) the mining concessions comprised in the Property have been duly and validly staked, located and recorded pursuant to all applicable laws and are in good standing and the information in Schedule A is accurate; and no person has protested and there is no basis for protesting the recording of any such claims pursuant to any laws;

(d) all activates on or in relation to the Property up to the date hereof have been in compliance with all applicable laws, regulations and permits including those for the protection of the environment and no conditions exist which could give rise to the making of a remediation order or similar order in respect of the Property or which could subject Entrée LLC to liability;

(e) they are duly incorporated and validly existing entities with full power and authority to grant Entrée Gold the rights provided in this agreement.

(f) the execution and delivery of this Agreement and the exercise by Entrée LLC and Entrée Gold of the rights granted to it under this Agreement will not conflict with or be in contravention of any laws or order of any government, government department or other competent authority or conflict with rights of third parties or result in a breach of or default under any agreement or other instrument of obligation to which Mongol Gazar or MGP is a party or by which Mongol Gazar, MGP or the Property may be bound;

(g) this Agreement constitutes a legal, valid and binding obligation of Mongol Gazer and MGP;

(h) there are not any material suits, actions, prosecutions, investigations or proceedings, actual, pending or threatened, against or affecting Mongol Gazar and MGP or that relates to or has a material adverse effect on the Property;

(i) all taxes, rates or other levies of every nature and kind heretofore levied against the Property have been fully paid and satisfied; and

(j) neither Mongol Gazer nor MGP is aware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to Entrée in order to prevent the representations in this Section 6.1 from being materially misleading.

6.2 The representations and warranties contained in Section 6.1 are provided for the exclusive benefit of Entrée LLC and Entrée Gold and a breach of any one or more of them may be waived by Entrée LLC and Entrée Gold in writing in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

7. Assignment

7.1 Entrée Gold and Entrée LLC have the right to sell, assign, transfer, convey or otherwise dispose of or deal with or agree to sell, assign, transfer. convey or otherwise dispose of or deal with their rights and interests in or with respect to the Property or under or by virtue of this Agreement in whole or in part.

8. Notices

8.1 All notices, payments and other required communications ("Notices") to one of Entrée Gold or Entrée LLC, or Mongol Gazar or MGP by the other shall be in writing and shall be addressed respectively as follows:

If to Entrée Gold or Entrée LLC:

c/o P. MacNeill Law Corporation
Suite 950 - 1055 West Georgia Street
Vancouver, B.C. V6E 3P3
Attention: Paul MacNeill
Fax: 604 - 639-0484

If to Mongol Gazar or MGP:

Mongol Gazar LLC
Bayangol District-5
20 Khoroo
Ulaanbaatar-21
Fax 976-11-681 226
Attention: Mr. Myanganbayar T S

All Notices shall be given (i) by personal delivery to the addressee; or (ii) by electronic communication, with a confirmation sent by registered or certifed mail return receipt requested; or (iii) by registered or certified mail or commercial carrier return receipt requested. All Notices shall be effective and shall be deemed delivered:(i) if by personal delivery on the date of delivery if delivered during normal business hours and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication on the next business day following receipt of the electronic communication, and (iii) if solely by mail or commercial carrier on the next business day after actual receipt. A party may change its address by Notice to the other party.

9. Confidentiality

9.1 Subject to Section 9.2, all information received or obtained by a party hereunder or pursuant hereto shall be kept confidential by it and no part thereof may be disclosed or published without the prior written consent of the other except such information as may be required to be disclosed or published by regulatory bodies having jurisdiction; provided that Entrée Gold and Entrée LLC may disclose in confidence information to any person or persons with whom it proposes to contract pursuant to Section 9.1.

9.2 Confidential information shall not include the following:

(a) information that, at the time of disclosure, is In the public domain;

(b) information that, after disclosure, is published or otherwise becomes part of the public domain through no fault of the recipient;

(c) information that the recipient can show already was in the possession of the recipient at the time of disclosure; or

(d) Information that the recipient can show was received by it after the time of disclosure, from a third party who was under no obligation of confidence to the disclosing party at the time of disclosure.

10. Miscellaneous

10.1 Regulatory Approval. In respect of Entrée Gold and Entrée LLC, it is a condition of this Agreement that the Agreement is accepted for filing on behalf of Entrée Gold by the TSX Venture Exchange.

10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

10.3 Arbitration.. All disputes arising out of or in connection with this Agreement or in respect of any defined legal relationship associated therewith or derived therefrom shall be referred to and finally resolved by arbitration under the Now York rules and procedures of arbitration. The place of arbitration shall be Vancouver, British Columbia, Canada. The arbitration shall be conducted in English. The arbitration shall be confidential.

10.4 MGP. Mongol Gazar covenants and agrees to cause MGP to do all such things as may be necessary or appropriate to allow the parties to comply with this Agreement.

10.5 Void or Invalid Provision. If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and in no way be affected, impaired or invalidated thereby.

10.6 Additional Documents. The parties shall do and perform all such act and things, and execute all such deeds, documents and writings, and give all such assurances, as may be necessary to give effect to this Agreement.

10.7 Amendment. This Agreement may only be amended or supplemented in writing and signed by the parties.

10.8 Good Faith. All parties shall act in good faith to fulfill their respective duties and obligations under this Agreement.

10.9 Force Majure. If from time to time Entrée Gold Is prevented by Force Majure from completing its obligations within the time provided herein then Entrée Gold shall have such additional time as is reasonable to complete its obligations, the amount of such additional time not to exceed the duration of the Force Majure.

10.10 Binding Effect. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns or permitted assigns.

10.1 No Partnership. Nothing in this agreement is intended or shall be deemed to constitute a partnership or joint venture relationship between the parties. No party shall incur any debt or make any commitments for any other party except to the extent if at air specifically provided in this agreement.

10.12 Taxation. Mongol Gazar and MGP acknowledge that Entrée Gold and/or its assigns will not assume or otherwise become liable for any income, excise, sales or other tax of any sort relating to any payments made under the terms of this agreement to Mongol Gazar or MGP. Each payment by Entrée Gold shall be made without holding on account any taxes and that the responsibility lies with Mongol Gazar and MGP as a duly incorporated company under the laws of Mongolia for all of its own liabilities in these respects.

10.13 Value Added Tax. All amounts payable under this Agreement by Entrée Gold to Mongol Gazar or MGP including the Exploration Licence Purchase Price are inclusive of value added tax and any tax imposed in substitution of that tax.

10.14 Translation. The parties agree that they will take from time to time such action and sign such additional instruments to fully register this Agreement with the applicable authorities in Mongolia or as may be reasonably necessary or convenient to implement and carry out the intents and purpose of this Agreement. The parties acknowledge that such registration will require the translation of this Agreement into Mongolian and agree that the English version of this Agreement will prevail In the event of any inconsistency.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MONGOL GAZAR CO., LTD.
By: /s/ signed
By: /s/ signed

MGP LLC
By: /s/ signed
By:

ENTRÉE GOLD INC.
By: /s/ signed
By:

ENTRÉE LLC
By: /s/ signed
By:

SCHEDULE "A"

Description of Property
Licence No.	Owner	Date of issue	Area (hectares)	Coordinates	Aimag	Soum	Name
Exploration Licences 1. Shivee Tolgoi Property:
3150X	MGP LLC	3/04/01	20346

106 36 00     43 00 00

106 47 30     43 00 00

106 47 30     42 58 30

106 55 00     42 58 30

106 55 00     43 00 00

107 00 00     43 00 00

107 00 00     42 55 30

106 55 00     42 55 30

106 55 00     42 57 30

106 51 30     42 57 30

106 51 30     42 55 30

106 44 00     42 55 30

106 44 00     42 57 00

106 38 00     42 57 00

106 38 00     42 55 30

106 36 00     42 55 40

					Umnugobi	Bayan Ovoo and Khanbogd	Javkhlant
3148X	MGP LLC	3/04/01	54760	106 36 00 43 00 00 106 36 00 43 08 00 107 30 00 43 08 00 107 30 00 43 00 00 106 55 00 43 00 00 106 55 00 43 03 00 106 47 30 43 03 00 106 47 30 43 00 00	Umnugobi	Khanbogd and Bayan Ovoo	Shivee Tolgoi
3136X	MGP LLC	30/03/01	104484	106 04 00 43 16 00 106 30 00 43 16 00 106 30 00 43 00 00 106 04 00 43 00 00	Umnugobi	Bayan Ovoo	Togoot
Exploration Licences 2. KharmagtaiProperty:
3045X	Mongol Gazar LLC	3/09/01	6924	106 17 00 44 03 00 106 17 00 44 07 00 106 24 00 44 07 00 106 24 00 44 03 00	Umnugobi	Manlai and Tsogttsetsii	Ikh Olziit Uul